EXHIBIT 5.2

Date   8 November 2006

Turkcell Iletisim Hizmetleri A.S.
Turkcell Plaza
Mesrutiyet Caddesi No:  153
34430 Tepebasi
Istanbul, Turkey

Ladies and Gentlemen

We have acted as Turkish counsel to Turkcell Iletisim Hizmetleri A.S., a joint stock company organized under the laws of Turkey (the “Company”), in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-3 and prospectus contained therein (the “Registration Statement”) covering the registration under the U.S. Securities Act of 1933, as amended (the “Act”) of ordinary shares, warrants to purchase ordinary shares of the Company and rights to purchase ordinary shares of the Company.

In connection with the opinions expressed below, we have examined:

1.                a signed copy of the Company’s Registration Statement;

2.                the articles of association of the Company; and

3.                originals, or copies certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

In such examination, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the ordinary shares to which the Registration Statement relates have been duly authorised, and when allotted by the board of directors of the Company (or the general assembly of the Company, as the case may be) and issued and paid for will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. We are lawyers admitted to practice in Turkey  and we are not admitted in, do not hold ourselves out as being experts on, and do not express any opinion on the law of any jurisdiction other than the laws of Turkey.

Yours faithfully

/s/ TABOGLU, ATES AND DEMIRHAN

TABOGLU, ATES AND DEMIRHAN